Exhibit (c)(16)

Project Copal Goldman, Sachs & Co. November 2013

Comparison of KFN and KKR Investor Base Investors by Style Over Time KFN Style Evolution KKR Style Evolution 12% 13% 13% 12% 11% 14% 13% 14% 24% 25% 22% 22% 22% 21% 22% 21% 17% 14% 12% 15% 19% 21% 19% 19% 11% 13% 15% 17% 14% 10% 9% 9% 30% 29% 30% 28% 28% 27% 27% 27% 4% 3% 5% 4% 4% 5% 5% 5% 2% 2% 2% 1% 1% 2% 2% 2% 2% 2% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Q4 '11 Q1 '12 Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13 Q3 '13 Income Growth Hedge Fund Value GARP Other Income Growth Hedge Fund Value GARP Other Sector Specific Index

Goldman Sachs

Active Share Ownership and Overlap

INVESTMENT BANKING DIVISION

KFN Top 25 Active Institutional Holders

Fund	Style	KFN %OS	KKR %OS
Omega Advisors, Inc.	Hedge Fund	7.35	
Thornburg Investment Income Builder Fund	Income	6.12	
Fidelity Equity-Income Fund	Income	2.73	1.16
Fidelity Mid-Cap Stock Fund	Growth	2.42	0.59
Fidelity VIP Equity-Income Portfolio	Income	1.83	0.78
Oppenheimer Equity Income Fund	Value	1.82	
Cobalt Capital Management, Inc.	Hedge Fund	1.49	
Lakewood Capital Management, LP	Hedge Fund	1.14	
Fidelity Growth & Income Portfolio	Value	1.13	0.49
Fidelity Advisor Diversified Stock Fund	Growth	1.10	0.17
Fidelity New Millennium Fund	Growth	0.71	0.15
Fidelity Advisor Equity Income Fund	Value	0.71	0.30
Legg Mason Capital Management Special Investment Trust	GARP	0.67	
TIAA-CREF Mid Cap Value Fund	Income	0.57	
Renaissance Technologies Corp.	Hedge Fund	0.50	
Royce Low-Priced Stock Fund	GARP	0.47	
DWS Small Cap Value Fund	Growth	0.37	
JNL/Eagle SmallCap Equity Fund	GARP	0.33	
Phillips, Hager & North U.S. Multi-Style All-Cap Equity Fund	Other	0.33	
Hennessy Small Cap Financial Fund	Sector Specific	0.30	
Fidelity Large Cap Stock Fund	Growth	0.30	0.05
Centurion Investment Group L.P.	Hedge Fund	0.24	
Fidelity Advisor Series Equity-Income Fund	Other	0.23	0.07
IronBridge SMID Cap Fund	Income	0.20	
ING Mid Cap Value Fund	Other	0.20	
Top 25 Active Institutional Holders		**33.24**	**3.76**

KKR Top 25 Active Institutional Holders

Fund	Style	KKR %OS	KFN %OS
Ivy Asset Strategy Fund	GARP	4.56	
GMT Capital Corp.	Hedge Fund	1.64	
Ariel Fund	GARP	1.47	
Chilton Investment Company, LLC	Hedge Fund	1.35	
Fidelity Equity-Income Fund	Income	1.16	2.73
Serengeti Asset Management LP	Hedge Fund	0.99	
Renaissance Technologies Corp.	Hedge Fund	0.94	0.50
JOHCM Global Select Fund	Growth	0.82	
Ariel Appreciation Fund	GARP	0.79	
Fidelity VIP Equity-Income Portfolio	Income	0.78	1.83
Fidelity Value Fund	GARP	0.72	
Fidelity Magellan Fund	Growth	0.67	
JNL/Red Rocks Listed Private Equity Fund	Growth	0.62	
Matthew 25 Fund, Inc.	Value	0.59	
Fidelity Mid-Cap Stock Fund	Growth	0.59	2.42
Waddell & Reed Advisors Asset Strategy Fund	GARP	0.54	
American Century Heritage Fund	Growth	0.52	
Royce Total Return Fund	Income	0.50	
Fidelity Equity Dividend Income Fund	Value	0.49	
Fidelity Growth & Income Portfolio	Value	0.49	1.13
Putnam Fund for Growth and Income Fund	Income	0.46	
American Beacon Large Cap Value Fund	Income	0.45	
Principal Equity Income Fund	Growth	0.43	
JNL/Ivy Asset Strategy Fund	Growth	0.37	
DWS Vermogensbildungsfonds I	Income	0.37	
Top 25 Active Institutional Holders		**22.30**	**8.61**

3

Investor Analysis by Style Income investors represent 54% ownership in KFN and approximately $788mm invested Among the top 8 funds with income and yield investment strategies, representing 15% O/S in KFN, we estimate $24-54mm in likely selling post-close of the funds’ $316.15mm invested Income / Value Growth / GARP Hedge Fund Growth and GARP investors represent 26% ownership in KFN and approximately $512mm invested We expect all Growth and GARP investors to likely hold based on the greater pro forma growth profile than pre-deal KFN 5% OS and $95mm invested by Growth and GARP funds in KFN overlap with KKR Funds with positions in KFN and KKR may consolidate their positions and sell an estimated $10-21mm or 0.1% O/S Reaction of Hedge Funds will not likely be dictated by technical but rather by how they perceive value creation in the deal

Income Investor Analysis Fund % O/S Observations Possible Reaction to Transaction Holdings Likely to Sell % Holdings Likely to Sell Thornburg Investment Income Builder 6.12 Top holdings dividend yields range from 2.1-8.7% with an average of 5.0% Hold $12-24mm 10 - 20% Fidelity Equity Income Fund 2.73 Top holdings dividend yields range from 2.1-3.5% with an average of 2.9% Hold $5-11m 10 - 20% Fidelity VIP Equity Income Fund 1.83 Top holdings dividend yields range from 2.1-3.5% with an average of 2.9% Hold $4-7mm 10 - 20% Oppenheimer Equity Income Fund 1.82 Top holdings dividend yields range from 0.1-3.5% with an average of 2.2% Hold $0-4mm 0 - 10% Fidelity Growth & Income Portfolio 1.13 Top holdings dividend yields range from 0.1-3.5% with an average of 2.6% Hold $2-4mm 10 - 20% Fidelity Advisor Equity Income Fund 0.71 Top holdings dividend yields range from 2.1-3.5% with an average of 2.9% Hold $1-3mm 10 - 20% TIAA-CREF Mid Cap Value Fund 0.57 Top holdings dividend yields range from 0.8-3.2% with an average of 1.6% Hold $0-1mm 0 - 10% IronBridge SMID Cap Fund 0.20 Top holdings dividend yields range from 0.3-4.4% with an average of 2.0% Hold $0-0.4mm 0 - 10% Total 15.11% $24-54mm 6.25 – 16.25%